Exhibit 10.13
COMMUNITY FIRST, INC.

NUMBER OF SHARES OF COMMON STOCK

TOTAL INVESTMENT	$
SUBSCRIPTION AGREEMENT
COMMUNITY FIRST, INC.
A Tennessee Corporation
To be Completed in Full by each Prospective Investor (“Subscriber”)
     THIS SUBSCRIPTION AGREEMENT (the “Subscription Agreement”), when and if accepted by Community First, Inc. shall constitute a subscription for shares of common stock (the “Shares”), in the amount set forth below, in Community First, Inc., a Tennessee corporation (“Community First “).
     Subject to the terms and conditions hereof, and in connection with the offering of up to 350,000 Shares, as registered with the Securities and Exchange Commission and pursuant to a prospectus dated as of                     , 2006, the undersigned hereby tenders this Subscription Agreement for the number of shares of Community First common stock set forth above. The purchase price is $30.00 per share. Payment for the Shares shall be by check made payable to the order of “Community First, Inc.” in the amount of $30.00 times the number of Shares for which you have subscribed, and shall be due upon submission to Community First of this Subscription Agreement.
     The Subscriber understands and agrees that this subscription is irrevocable and may not be canceled.
     Unless you are currently a shareholder of Community First , Inc. you must subscribe for at least 334 shares of Community First common stock if you wish to participate in this offering unless Community First chooses to accept a subscription for fewer shares in its sole discretion. You acknowledge that Community First’s board of directors has the sole discretion to refuse any subscription.
     The Subscriber, as evidenced by execution of this Subscription Agreement, warrants, represents and covenants that:
1.	The undersigned has received the offering prospectus of Community First dated , 2006 (the “Prospectus”) and has read the Prospectus in detail and is familiar with all the terms and provisions thereof. The undersigned has concluded, based on the information presented to the undersigned, the undersigned’s own understanding of investments of this nature and of this investment in particular, and the advice of such consultants as the undersigned has deemed appropriate, that the undersigned wishes to subscribe for the number of the Shares indicated on the first page hereof.

2.	The undersigned acknowledges and is aware that the purchase of the Shares is a speculative investment which involves a high degree of risk of loss of the entire investment in the Shares.

3.	The undersigned acknowledges and is aware that the Shares are not listed on any national exchange or other established trading market and that, as a result, the Shares may not be easily saleable or transferable.

4.	The undersigned acknowledges and is aware that no federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement of the Shares.

5.	The undersigned understands and agrees that this subscription is subject to each of the following terms and conditions:
     (a) Community First has the right to accept or reject this subscription, in whole or in part, if Community First has received subscriptions under this offering for more than 350,000 shares or if its board of directors, in its sole discretion, determines to do so;
     (b) Community First has the right to accept or reject this subscription prior to December 31, 2006, even if the offering contemplated by the Prospectus has not yet expired, if the Community First board of directors determines that it is necessary to do so to maintain Community First’s regulatory capital at appropriate levels;
     (c) Any Shares issued and delivered on account of this subscription will be issued in the name of and delivered only to the Subscriber; and
     (d) This subscription may not be terminated or revoked by the Subscriber without the prior written consent of Community First.
6.	The undersigned understands and intends that Community First will rely upon the representations made by the undersigned in this Subscription Agreement and related documents in complying with its obligations under applicable securities laws and this Subscription Agreement, and that it is fully entitled to rely upon each and all of the same without further inquiry.

7.	The undersigned has not been furnished any offering literature or materials other than the Prospectus. The undersigned relied only on the information contained in the Prospectus and no statements or representations have been made to the undersigned in connection with the purchase of the Shares by any person.

8.	All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned at Subscriber’s address set forth below and to Community First, at 501 S. James Campbell Blvd., Columbia, Tennessee, 38401, Attention; Dianne Scroggins.

9.	Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties agree that the terms and provisions hereof shall be construed in accordance with and governed by the laws of the state of Tennessee.

10.	This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.
     Upon Community First’s acceptance of this subscription, and its receipt of proper payment and this completed and duly executed Subscription Agreement, and subject to the terms and conditions hereof including the fact that Community First’s board of directors may reject any subscription in its sole discretion, the Subscriber shall be entitled to receive a certificate representing the number of shares of Community First common stock subscribed for, which shall be validly issued, fully paid and nonassessable. Certificates will be mailed as soon as reasonably possible following consummation of the offering of the Shares.

COMMUNITY FIRST, INC.
SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT
     IN WITNESS WHEREOF, I have executed this Agreement this                      day of                                          , 2006.
Number of Shares                      at $30.00 per share equals $                                        (Total Purchase Price)

Name(s) in which stock certificate should be registered*

Street Address

City/State/ZIP Code

Social Security or Employer I.D. Number
(                    )                                                   (                    )
Home Telephone Number                               Business Telephone Number

Signature(s)**	Date

Signature(s)**

*	Stock certificates for shares to be issued in the names of two or more persons will be registered in the names of such persons as joint tenants with right of survivorship, not as tenants in common.

**	If shares are to be held in joint ownership all joint owners should sign this Agreement. All information on the Agreement will be treated confidentially by Community First.

ACCEPTANCE
     This Subscription Agreement is hereby accepted on behalf of Community First.
Date:                                                            , 2006
COMMUNITY FIRST, INC.

By:

Its:

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